Exhibit 10.21

Lease Renewal/Extension

29 December 2017

5550 Nicollet, LLC agrees to extend the Commercial Lease of VapAria Corporation, Lessee, for a one (1) year period to expire December 31, 2018.

The annual rate for this additional period is nine thousand three hundred dollars ($9,300) to be paid monthly in equal payments of $775.

For 5550 Nicollet, LLC

Lessor

For VapAria Corporation

Lessee